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                                                                  Exhibit 10.189



               ASSET AND STOCK PURCHASE AND OPTION GRANT AGREEMENT
                          DATED AS OF NOVEMBER 14, 1997
                                  BY AND AMONG
                        VALUEVISION INTERNATIONAL, INC.;
                               VVI SEATTLE, INC.;
                                 VVILPTV, INC.;
                               VVI SPOKANE, INC.;
                              VVI TALLAHASSEE, INC.
                                       AND
                        PAXSON COMMUNICATIONS CORPORATION

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                                TABLE OF CONTENTS


                                                                                                          Page

                                                                                                          ----
SECTION 1           CERTAIN DEFINITIONS....................................................................2
           1.1      Terms Defined in this Section..........................................................2
           1.2      Terms Defined Elsewhere in this Agreement..............................................5

SECTION 2           PURCHASE AND SALE OF ASSETS AND STOCK..................................................7
           2.1      Agreement to Sell and Buy Assets.......................................................7
           2.2      Agreement to Sell and Buy Shares.......................................................7
           2.3      Excluded Assets........................................................................8
           2.4      Purchase Price.........................................................................8
           2.5      Working Capital Credits and Payment....................................................9
                    (a)      Prorations....................................................................9
                    (b)      Expenses and Revenues Not Prorated...........................................10
                    (c)      Manner of Determining Prorations and Credits.................................10
                    (d)      Payments at Closing With Respect to Working Capital Credits..................11
                    (e)      Payments to Reflect Final Determination of Working Capital
                             Credits......................................................................11
           2.6      Assumption of Liabilities and Obligations.............................................12

SECTION 3           OPTION................................................................................12
           3.1      Grant.................................................................................12
           3.2      Spokane Option Exercise...............................................................12
           3.3      Tallahassee Option Exercise...........................................................13
           3.4      Exercise Price........................................................................13
           3.5      Determination of Fair Market Value....................................................13

SECTION 4           REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................13
           4.1      Organization, Standing, and Authority.................................................13
           4.2      Authorization and Binding Obligation..................................................13
           4.3      Absence of Conflicting Agreements.....................................................14
           4.4      Governmental Licenses.................................................................14
           4.5      Real Property.........................................................................15
           4.6      Tangible Personal Property............................................................15
           4.7      Assumed Contracts.....................................................................15
           4.8      Consents..............................................................................15
           4.9      Intangibles...........................................................................15
           4.10     Financial Statements..................................................................15
           4.11     Insurance.............................................................................16
           4.12     Reports...............................................................................16

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

           4.13     Labor Relations.......................................................................16
           4.14     Taxes.................................................................................16
           4.15     Claims and Legal Actions..............................................................16
           4.16     Compliance with Licenses..............................................................16
           4.17     Conduct of Business in Ordinary Course................................................16
           4.18     Transactions with Affiliates..........................................................17
           4.19     No Broker.............................................................................17
           4.20     Title to Shares.......................................................................17
           4.21     Delivery of Channel 51 Agreement......................................................17
           4.22     Disclaimer of Warranties..............................................................17

SECTION 5           REPRESENTATIONS AND WARRANTIES OF BUYER...............................................18
           5.1      Organization, Standing, and Authority.................................................18
           5.2      Authorization and Binding Obligation..................................................18
           5.3      Absence of Conflicting Agreements.....................................................18
           5.4      Licensee Qualifications...............................................................18
           5.5      No Broker.............................................................................19
           5.6      Investment Representation.............................................................19
           5.7      Acknowledgment of "As-Is-Where-Is" Sale...............................................19

SECTION 6           OPERATIONS OF THE STATIONS PRIOR TO CLOSING...........................................19
           6.1      Generally.............................................................................19
           6.2      Contracts.............................................................................20
           6.3      Disposition of Assets.................................................................20
           6.4      Encumbrances..........................................................................20
           6.5      Licenses..............................................................................20
           6.6      Obligations...........................................................................20
           6.7      Exclusivity...........................................................................20
           6.8      Access to Information.................................................................21
           6.9      Maintenance of Assets.................................................................21
           6.10     Insurance.............................................................................22
           6.11     Consents..............................................................................22
           6.12     Books and Records.....................................................................22
           6.13     Notification..........................................................................22
           6.14     Financial Information.................................................................22
           6.15     Compliance with Laws..................................................................22

SECTION 7           SPECIAL COVENANTS AND AGREEMENTS......................................................22
           7.1      FCC Consents..........................................................................22
           7.2      Control of the Stations...............................................................23
           7.3      Risk of Loss..........................................................................24
           7.4      Confidentiality.......................................................................24
           7.5      Cooperation...........................................................................24
           7.6      Access to Books and Records...........................................................25

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

            7.7      [Intentionally omitted]...............................................................25
            7.8      HSR Act Filing........................................................................25
            7.9      [Intentionally omitted]...............................................................25
            7.10     [Intentionally omitted]...............................................................25
            7.11     [Intentionally omitted]...............................................................25
            7.12     Sales Tax Filings.....................................................................25
            7.13     Accounts Receivable...................................................................25
                     (a)      Collection...................................................................25
                     (b)      Payments to ValueVision......................................................26
                     (c)      Further Obligations..........................................................26

            7.14     No Inconsistent Action................................................................26
            7.15     VVI Spokane and VVI Tallahassee.......................................................26
            7.16     Channel 51 Agreement..................................................................26
            7.17     Control of Spokane Application and Tallahassee Application
                     Proceedings...........................................................................27

SECTION 8            CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT
                     CLOSING...............................................................................27
            8.1      Conditions to Obligations of Buyer....................................................27
                     (a)      FCC Consents.................................................................27
                     (b)      Final Orders.................................................................27
                     (c)      HSR Act......................................................................27
                     (d)      Deliveries...................................................................28
                     (e)      Judgments....................................................................28
            8.2      Conditions to Obligations of Sellers..................................................28
                     (a)      Representations and Warranties...............................................28
                     (b)      Covenants and Conditions.....................................................28
                     (c)      Deliveries...................................................................28
                     (d)      FCC Consents.................................................................28
                     (e)      HSR Act......................................................................28
                     (f)      Judgments....................................................................28

SECTION 9            CLOSING AND CLOSING DELIVERIES........................................................28
            9.1      Closing...............................................................................28
                     (a)      Closing Date.................................................................28
                     (b)      Closing Place................................................................29

            9.2      Deliveries by Sellers.................................................................29
                     (a)      [Intentionally omitted]......................................................29
                     (b)      Conveyancing Documents.......................................................29
                     (c)      Working Capital Payment......................................................29
                     (d)      Estoppel Certificates and Lessor's Consents..................................29
                     (e)      Consents.....................................................................29
                     (f)      Certificate..................................................................29

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

                     (g)      Licenses, Contracts, Business Records, Etc...................................30
            9.3      Deliveries by Buyer...................................................................30
                     (a)      Purchase Price...............................................................30
                     (b)      Working Capital Payment......................................................30
                     (c)      Assumption Agreements........................................................30
                     (d)      Certificate..................................................................30

SECTION 10           TERMINATION...........................................................................30
            10.1     Termination by Sellers................................................................30
                     (a)      Conditions...................................................................30
                     (b)      Judgments....................................................................30
                     (c)      Upset Date...................................................................31
                     (d)      Breach.......................................................................31
                     (e)      Buyer's Wrongful Failure To Close............................................31
            10.2     Termination by Buyer..................................................................31
                     (a)      Conditions...................................................................31
                     (b)      Judgments....................................................................31
                     (c)      Intentionally omitted........................................................31
                     (d)      Material Contracts...........................................................31
                     (e)      Upset Date...................................................................31
            10.3     Escrow Deposit; Rights on Termination.................................................31
            10.4     Specific Performance..................................................................32
            10.5     No Special Damages....................................................................32

SECTION 11           INDEMNIFICATION.......................................................................33
            11.1     Indemnification by Sellers............................................................33
            11.2     Indemnification by Buyer..............................................................33
            11.3      Procedure for Indemnification........................................................33

SECTION 12           [Intentionally omitted]...............................................................34

SECTION 13           MISCELLANEOUS.........................................................................34
            13.1     Fees and Expenses.....................................................................34
            13.2     Notices...............................................................................35
            13.3     Arbitration...........................................................................35
            13.4     Benefit and Binding Effect............................................................36
            13.5     Further Assurances....................................................................37
            13.6     GOVERNING LAW.........................................................................37
            13.7     Headings..............................................................................37
            13.8     Gender and Number.....................................................................37
            13.9     Entire Agreement......................................................................37

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

            13.10    Waiver of Compliance: Consents........................................................37
            13.11    Counterparts..........................................................................37
            13.12    Survival of Representations and Warranties............................................38

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               ASSET AND STOCK PURCHASE AND OPTION GRANT AGREEMENT

         This ASSET AND STOCK PURCHASE AND OPTION GRANT AGREEMENT (the "Agreement") is dated as of November 14, 1997, by and among VALUEVISION INTERNATIONAL INC., a Minnesota corporation ("ValueVision"); VVI SEATTLE, INC. ("VVI Seattle"), a Minnesota corporation; VVILPTV, INC., a Minnesota corporation ("VVILP"); VVI SPOKANE, INC., a Minnesota corporation ("VVI Spokane"); VVI TALLAHASSEE, INC., a Minnesota corporation ("VVI Tallahassee") and PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation ("Buyer").

                              PRELIMINARY STATEMENT

         WHEREAS, VVI Seattle is the licensee of television station KBGE-TV, Bellevue, Washington ("Station KBGE-TV") pursuant to licenses issued by the Federal Communications Commission (the "FCC") and the owner of certain assets used in the operation of Station KBGE-TV; and

         WHEREAS, VVILP is the licensee of low power television station K43EK, Portland, Oregon ("Channel 43") pursuant to licenses issued by the FCC and the owner of certain assets used in the operation of Channel 43; and

         WHEREAS, VVILP has entered into an asset purchase agreement dated November 10, 1997 with Television Interests Company, Inc. (the "Channel 51 Agreement"), pursuant to which VVILP has agreed to purchase from Television Interests Company, Inc. the license and the assets of low power television station W51BU, in Indianapolis, Indiana ("Channel 51"); and

         WHEREAS, VVI Spokane is an applicant for a television construction permit to construct Channel 34 in Spokane, Washington, pursuant to FCC File Number BPCT-961001XT (the "Spokane Application"); and

         WHEREAS, VVI Tallahassee is an applicant for a television construction permit to construct Channel 24 in Tallahassee, Florida, pursuant to FCC File Number BPCT-960405LU (the "Tallahassee Application"); and

         WHEREAS, VVI Seattle, VVILP, VVI Spokane and VVI Tallahassee are wholly-owned subsidiaries of ValueVision; and

         WHEREAS, VVI Seattle desires to sell the assets used or held for use in the operation of Station KBGE-TV to Buyer, and Buyer desires to purchase such assets, for the consideration and on the terms and conditions herein provided; and

         WHEREAS, VVILP desires to sell the assets used or held for use in the operation of Channel 43 to Buyer, and Buyer desires to purchase such assets, for the consideration and on the terms and conditions herein provided; and

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         WHEREAS, VVILP desires to sell the assets used or held for use in the operation of Channel 51, which assets shall be acquired pursuant to the closing of the Channel 51 Agreement (the "Channel 51 Closing"), to Buyer and Buyer desires to purchase such assets, for the consideration and on the terms and conditions herein provided; and

         WHEREAS, ValueVision desires to sell 49% of the issued and outstanding shares of the capital stock of VVI Spokane to Buyer (the "VVI Spokane Shares"), and Buyer desires to purchase the VVI Spokane Shares for the consideration and on the terms herein provided; and

         WHEREAS, ValueVision desires to grant to Buyer an option (the "Spokane Option") to purchase all, but not less than all, of the remaining 51% of the issued and outstanding shares of VVI Spokane to Buyer (the "Spokane Option Shares") and Buyer desires to acquire the Spokane Option, for the consideration and on the terms herein provided; and

         WHEREAS, ValueVision desires to sell 49% of the issued and outstanding shares of the capital stock of VVI Tallahassee to Buyer (the "VVI Tallahassee Shares"; together with the VVI Spokane Shares at times herein, the "Shares"), and Buyer desires to purchase the VVI Tallahassee Shares for the consideration and on the terms herein provided; and

         WHEREAS, ValueVision desires to grant to Buyer an option (the "Tallahassee Option"; together with the Spokane Option, the "Options") to purchase all, but not less than all, of the remaining 51% of the issued and outstanding shares of VVI Tallahassee to Buyer (the "Tallahassee Option Shares"; together with the Spokane Option Shares, the "Option Shares") and Buyer desires to acquire the Tallahassee Option, for the consideration and on the terms herein provided; and

          WHEREAS, each of ValueVision, VVI Seattle, and VVILP is each sometimes hereinafter referred to as a "Seller," and together they are hereinafter sometimes referred to as "Sellers."

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties hereto, intending to be bound legally, agree as follows:

SECTION 1                  CERTAIN DEFINITIONS.

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Affiliate" means "affiliate" as defined in Rule 12b-2 promulgated under the Exchange Act.

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         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (a) all Material Contracts, (b) any other Contract listed on Schedule 4.7 with respect to which Sellers are able to obtain and deliver to Buyer at or prior to the Closing any Consent required for the assignment of such Contract to Buyer, (c) contracts entered into prior to the date of this Agreement with advertisers for the sale of advertising time or production services for cash at rates consistent with past practices, (d) any Contracts entered into by any Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume, and (e) other contracts entered into by any Seller between the date of this Agreement and the Closing Date in compliance with Section 6.2.

         "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 9.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 9.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets, the Shares, and the Options to Buyer or otherwise to consummate the transactions contemplated by this Agreement, including consents to the assignment of the Assumed Contracts.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which any Seller is a party or that are binding upon any Seller and that relate to or affect the Assets, the Shares, the Options or the conduct of the business or operations of any of the Stations, and (a) that are in effect on the date of this Agreement or (b) that are entered into by any Seller between the date of this Agreement and the Closing Date; provided, however, that "Contracts" shall not include any programming agreements.

         "Effective Time" means 12:01 a.m., Eastern time, on the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means First Union National Bank.

         "Escrow Agreement" means the Escrow Agreement to be entered into among Buyer, ValueVision, and the Escrow Agent in accordance with Section 10.3.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

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         "Excluded Assets" means the assets described in Section 2.2(a) through
(h) of this Agreement.

         "Exercise Price" has the meaning set forth in Section 3.4.

         "Fair Market Value" means, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, in an arm's length negotiated transaction with an unaffiliated third party without time constraints.

         "FCC Consent" means action or actions by the FCC granting its consent to the assignment of all the FCC Licenses to Buyer, as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Sellers in connection with the existing or currently authorized business or operations of the Stations.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by any Seller or under which any Seller is licensed or franchised and that are used or useful in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, construction permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to any Seller, currently in effect and used or useful in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Material Contracts" means those Assumed Contracts that are designated on Schedule 4.7 as "Material Contracts."

         "Permitted Encumbrances" means (a) liens for current taxes not yet due and payable, (b) easements, covenants, conditions, and restrictions that are disclosed on Schedule 4.5, and (c) other easements, covenants, conditions, and restrictions of record that affect any Real

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Property and do not have a material adverse effect on the use of such Real
Property in the conduct of the business or operations of the Stations or materially detract from the value of such Real Property in the conduct of the business or operations of the Stations.

         "Person" means an individual, corporation, association, partnership, joint venture, joint stock company, trust, estate, limited liability company, limited liability partnership, governmental entity, or other entity or organization.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or held by any Seller, that are used or useful in connection with the conduct of the business or operations of the Stations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stations" means Station KBGE-TV, Channel 43, and, at all times subsequent to the Channel 51 Closing, Channel 51.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property owned or held by any Seller that is used or useful in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Transferee" means any Person to whom Buyer or its successors in interest transfers all or any part of its ownership interest in or sells all or substantially all of the assets of Station KBGE-TV, except in a transaction authorized by Section 13.4(a)(ii) of this Agreement.

         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the Sections indicated:


Term                                                          Section
----                                                          -------
Acceptable Power Level                                        Section 7.1(f)
Agreement                                                     Preliminary Statement
Buyer                                                         Preliminary Statement
Buyer's Working Capital Credits                               Section 2.4(a)
Channel 51 Agreement                                          Preliminary Closing
Channel 51 Closing                                            Preliminary Statement

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

Claimant                                                      Section 11.3(a)
Collection Period                                             Section 7.13(a)
DOJ                                                           Section 7.8
FCC                                                           Preliminary Statement
Financial Statements                                          Section 4.10
FTC                                                           Section 7.8
In A Material Way                                             Section 9.2(f)
Indemnifying Party                                            Section 11.3
Options                                                       Preliminary Statement
Option Shares                                                 Preliminary Statement
Seller                                                        Preliminary Statement
Sellers' Working Capital Credits                              Section 2.4(a)
Shares                                                        Preliminary Statement
Spokane Application                                           Preliminary Statement
Spokane Option                                                Preliminary Statement
Spokane Option Exercise Date                                  Section 3.2
Spokane Option Expiration Date                                Section 3.2
Spokane Option Shares                                         Preliminary Statement
Station KBGE-TV                                               Preliminary Statement
Stations' Receivables                                         Section 7.13(a)
Tallahassee Application                                       Preliminary Statement
Tallahassee Option                                            Preliminary Statement
Tallahassee Option Exercise Date                              Section 3.3
Tallahassee Option Expiration Date                            Section 3.3
Tallahassee Option Shares                                     Preliminary Statement
ValueVision                                                   Preliminary Statement
VVILP                                                         Preliminary Statement
VVI Seattle                                                   Preliminary Statement
VVI Spokane                                                   Preliminary Statement
VVI Spokane Shares                                            Preliminary Statement

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

VVI Tallahassee                                               Preliminary Statement
VVI Tallahassee Shares                                        Preliminary Statement
Working Capital Credits                                       Section 2.4(a)
301 Application                                               Section 7.1(c)
302 Application                                               Section 2.3(a)

SECTION 2                  PURCHASE AND SALE OF ASSETS AND STOCK.

         2.1 Agreement to Sell and Buy Assets. Subject to the terms and conditions set forth in this Agreement, Sellers hereby agree to sell, transfer, convey, assign, and deliver to Buyer on the Closing Date (and ValueVision agrees to cause each other Seller to sell, transfer, convey, assign, and deliver to Buyer on the Closing Date), and Buyer agrees to purchase, all of each Seller's right, title, and interest in the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.3, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature (except for Permitted Encumbrances), including the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) The Intangibles and all intangible assets of any Seller relating to the operation of the Stations that are not specifically included within the Intangibles, including the goodwill of the Stations, if any;

                  (f) All of each Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Stations;

                  (g) All choses in action of any Seller relating to the ownership or operations of the Stations to the extent they relate to the period after the Effective Time; and

                  (h) Copies of all books and records relating to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Stations.

         2.2 Agreement to Sell and Buy Shares. Subject to the terms and conditions set forth in this Agreement, ValueVision hereby agrees to sell, transfer, convey, assign, and deliver to

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

Buyer on the Closing Date, and Buyer agrees to purchase, all of ValueVision's right, title, and interest in the Shares and all choses in action of ValueVision relating to the ownership thereof to the extent they relate to the period after the Effective Time.

         2.3      Excluded Assets.  The Assets shall exclude the following:

                  (a)      [Intentionally omitted.]

                  (b) Any Seller's cash or cash equivalents on hand as of the Closing and any Seller's interest in its bank accounts;

                  (c) Any insurance policies, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposit, other similar items, or deposits or prepaid items (except to the extent that Sellers receive a Working Capital Credit for any such deposit or prepaid item pursuant to Section 2.5(a)), and any cash surrender value in regard thereto;

                  (d) Any pension, profit-sharing, or employee benefit plans, including any Seller's interest in any welfare plan, pension plan, or benefit arrangement;

                  (e)      Any collective bargaining agreements;

                  (f) All tax returns and supporting materials, all original financial statements and supporting materials, all books and records that any Seller is required by law to retain, and all records of any Seller relating to the sale of the Assets and the Shares;

                  (g) Any interest in and to any refunds of federal, state, or local franchise, income, or other taxes for periods prior to the Closing Date; and

                  (h) All accounts receivable, prepaids, and deposits of Sellers as of the Closing Date and any intercompany accounts between the Sellers or any Affiliates thereof.

         2.4      Purchase Price.

                  (a) Subject to Sections 2.4(b)-(g) below, the aggregate purchase price for the Assets, the Shares, and the Options (the "Purchase Price") shall be Thirty-Five Million Dollars ($35,000,000), payable as follows:
(i) Twenty-Five Million Dollars ($25,000,000) in cash by wire transfer of immediately available funds at Closing, plus (ii) Ten Million Dollars ($10,000,000) in cash by wire transfer of immediately available funds within thirty (30) days of the earlier of (A) the date on which Buyer files or is required to file FCC Form 302 (License Application) for Station KBGE-TV (the "302 Application"), as provided in Section 7.1(f) below, or (B) the Improved Coverage Date (as defined in Section 7.1(d)). The Purchase Price shall be allocated among the Assets (allocable to each of the Stations), the respective Shares, and each of the Options as set forth on Schedule 2.4 to this Agreement.

                  (b) In the event that Sellers are unable to obtain the FCC Consents required to transfer to Buyer the FCC Licenses pertaining to Channel 43, or the Consent identified as item 1 on Schedule 4.3 hereto, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the portion of the Assets allocable to Channel 43 as set forth on Schedule 2.4.

                  (c) In the event that Sellers are unable to obtain the FCC Consents required to transfer to Buyer the FCC Licenses pertaining to Channel 51, or the Consent identified as item 2 on Schedule 4.3 hereto, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the portion of the Assets allocable to Channel 51 as set forth on Schedule 2.4.

                  (d) In the event that the FCC concludes or the parties reasonably determine that transfer of the VVI Spokane Shares to Buyer at Closing would jeopardize the Spokane Application, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the VVI Spokane Shares as set forth on Schedule 2.4.

                  (e) In the event that the FCC concludes or the parties reasonably determine that transfer of the VVI Tallahassee Shares to Buyer at Closing would jeopardize the Tallahassee Application, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the VVI Tallahassee Shares as set forth on Schedule 2.4.

                  (f) In the event that the FCC concludes or the parties reasonably determine that ValueVision's grant of the Spokane Option to Buyer at Closing would jeopardize the Spokane Application, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the Spokane Option as set forth on Schedule 2.4.

                  (g) In the event that the FCC concludes or the parties reasonably determine that ValueVision's grant of the Tallahassee Option to Buyer at Closing would jeopardize the Tallahassee Application, there shall be a decrease in the Purchase Price equal to the allocated purchase price for the Tallahassee Option as set forth on Schedule 2.4.

                  (h) In the event of an adjustment to the Purchase Price pursuant to Sections 2.4(b), (c), (d), (e), (f) or (g), the parties to this Agreement shall be relieved of any obligation hereunder to transfer or acquire only that portion or portions of the Assets, the Shares, or the Options, as the case may be, to which such adjustment (or adjustments) relates.

         2.5      Working Capital Credits and Payment.

                  (a) Prorations. All revenues and expenses arising from the ownership of the Shares and the operation of the Stations, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets and the Shares under this Agreement), and similar prepaid and deferred items, shall be prorated between Buyer and Sellers in accordance with the principle that Sellers shall receive all revenues and shall be responsible for all expenses, costs, and liabilities allocable to the ownership of the Shares and the operations of the Stations for the period prior to the Effective Time, and Buyer shall receive all revenues and shall be responsible for all expenses, costs, and obligations allocable to the ownership of the Shares and the operations of the Stations for the period after the Effective Time, subject to Section 2.5(b). To effectuate the proration of expenses and revenues pursuant to this Section 2.5(a), but subject to Section 2.5(b), Sellers shall receive a credit equal to the amount of any expenses, costs, or liabilities that are paid or incurred by Sellers and are allocable to the ownership of the Shares and the operations of the Stations for the period after the Effective Time plus the amount of any revenues that are received by Buyer, and are allocable to the ownership of the Shares and the operations of the Stations for the period before the Effective Time, and Buyer shall receive a credit equal to the amount of any expenses, costs, or liabilities that are paid or incurred by Buyer and are allocable to the ownership of the Shares and the operations of the Stations for the period before the Effective Time plus the amount of any revenues that are received by Sellers and are allocable to the ownership of the Shares and the operations of the Stations for the period after the Effective Time. The credits to Sellers pursuant to this Section 2.5(a) are referred to as "Sellers' Working Capital Credits," the credits to Buyer pursuant to this Section 2.5(a) are referred to as "Buyer's Working Capital Credits," and Sellers' Working Capital Credits and Buyer's Working Capital Credits are referred to collectively as the "Working Capital Credits."

                  (b)      Expenses and Revenues Not Prorated.

                           (1)      There shall be no proration of, and Sellers
shall remain solely liable with respect to, liabilities and obligations arising under any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.6.

                           (2)      Buyer shall receive a credit pursuant to
Section 2.5(a) to the extent that Buyer assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or similar prepayment paid to any Seller by any lessee or other third party.

                           (3)      No proration shall be made in favor of
either Sellers or Buyer for any difference between the value of the goods or services to be received by the Stations under their trade or barter agreements as of the Effective Time and the value of any advertising time remaining to be run by the Stations as of the Effective Time.

                           (4)      There shall be no proration of earned
vacation time or other employee compensation. Sellers shall be solely responsible for the payment of all compensation and commissions owed to the Stations' employees up to the Effective Time. Buyer may, as of the Effective Time, employ those employees of the Stations as Buyer may elect on terms and conditions determined by Buyer.

                           (5)      There shall be no proration of music license
fees (ASCAP, BMI, SESAC, etc.); Sellers shall be responsible for filing and paying all music license fees due and payable as of the Effective Time, and Buyer shall be responsible for filing and paying all such fees after the Effective Time.

                  (c) Manner of Determining Prorations and Credits. The prorations and Working Capital Credits required by Section 2.5(a) shall be determined finally in accordance with the following procedures:

                           (1)      ValueVision, on behalf of Sellers, shall
prepare and deliver to Buyer not later than five (5) days before the Closing Date a preliminary settlement statement which shall set forth ValueVision's good faith estimate of the Working Capital Credits, taking into account all prorations under Section 2.5(a). The preliminary settlement statement (A) shall contain all information reasonably necessary to determine the Working Capital Credits, taking into account all prorations under Section 2.5(a), to the extent such prorations can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer, and (B) shall be certified by ValueVision to be true and complete to ValueVision's knowledge as of the date thereof.

                           (2)      Not later than sixty (60) days after the
Closing Date, Buyer shall deliver to ValueVision a statement setting forth Buyer's determination of the Working Capital Credits pursuant to Section 2.5(a). Buyer's statement (A) shall contain all information reasonably necessary to determine the Working Capital Credits, taking into account all prorations under
Section 2.5(a), and such other information as may be reasonably requested by ValueVision, and (B) shall be certified by Buyer to be true and complete to Buyer's knowledge as of the date thereof. If ValueVision disputes the amount of the Working Capital Credits determined by Buyer, it shall deliver to Buyer within thirty (30) days after its receipt of Buyer's statement a statement setting forth its determination of the amount of the Working Capital Credits. If ValueVision notifies Buyer of its acceptance of Buyer's statement, or if ValueVision fails to deliver its statement within the thirty-day period specified in the preceding sentence, Buyer's determination of the Working Capital Credits shall be conclusive and binding on Sellers as of the last day of the thirty-day period.

                           (3)      If ValueVision disputes the amount of the
Working Capital Credits determined by Buyer, Buyer and ValueVision shall use good faith efforts to resolve any dispute involving the determination of the Working Capital Credits as expeditiously as practicable.

                  (d) Payments at Closing With Respect to Working Capital Credits. At Closing:

                           (1)      Sellers shall pay or cause to be paid to or
for the account of Buyer, by wire transfer, the amount, if any, by which Buyer's Working Capital Credits exceed Sellers' Working Capital Credits, each as estimated in ValueVision's preliminary settlement statement pursuant to Section 2.5(c)(1).

                           (2)      Buyer shall pay or cause to be paid to or
for the account of Sellers, by wire transfer, the amount, if any, by which Sellers' Working Capital Credits exceed Buyer's Working Capital Credits, each as estimated in ValueVision's preliminary settlement statement pursuant to Section 2.5(c)(1).

                  (e) Payments to Reflect Final Determination of Working Capital Credits. Within five (5) business days after the date on which the Working Capital Credits are finally determined pursuant to Section 2.5(c):

                           (1)      Sellers shall pay or cause to be paid to or
for the account of Buyer, by wire transfer, the amount, if any, by which the sum of the amount of Buyer's Working Capital Credits, as finally determined pursuant to Section 2.5(c), plus the amount of any payment made by Buyer pursuant to
Section 2.5(d)(2) exceeds the sum of amount of Sellers' Working Capital Credits, as finally determined pursuant to Section 2.5(c), plus the amount of any payment made by Sellers pursuant to Section 2.5(d)(1).

                           (2)      Buyer shall pay or cause to be paid to or
for the account of Sellers, by wire transfer, the amount, if any, by which the sum of the amount of Sellers' Working Capital

Credits, as finally determined pursuant to Section 2.5(c), plus the amount of any payment made by Sellers pursuant to Section 2.5(d)(1) exceeds the sum of amount of Buyer's Working Capital Credits, as finally determined pursuant to
Section 2.5(c), plus the amount of any payment made by Buyer pursuant to Section 2.5(d)(2).

         2.6 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Sellers under the Licenses and the Assumed Contracts to the extent that either (a) the obligations and liabilities relate to the time after the Effective Time or (b) Buyer received a Working Capital Credit therefor under Section 2.5(a) as a result of the proration of such obligations and liabilities. Buyer shall not assume any other obligations or liabilities of any Seller, including (i) any obligations or liabilities under any Contract (including any film or programming license agreement) not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time except insofar as Buyer receives a Working Capital Credit therefor under Section 2.5(a), (iii) any claims, litigation, or proceedings relating to the operation of the Stations prior to the Closing, whether asserted or filed before or after the Effective Time, (iv) any obligations or liabilities of any Seller under any management incentive, employee pension, retirement, or other benefit plans, (v) any obligations or liabilities of any Seller under any collective bargaining agreements, (vi) any obligation to any employee of the Stations for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, (vii) any credit agreements, note purchase agreements, indentures, or other financing arrangements, other than leases or agreements listed on Schedule 4.7 and included in the Assumed Contracts, (viii) any agreements entered into other than in the ordinary course of business of the Stations, or (ix) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of any Seller prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Sellers.

SECTION 3                  OPTION.

         3.1 Grant. Subject to Sections 2.4(f) and (g), ValueVision shall grant to Buyer at Closing (a) the Spokane Option to purchase the Spokane Option Shares and (b) the Tallahassee Option to purchase the Tallahassee Option Shares.

         3.2 Spokane Option Exercise. Buyer may exercise the Spokane Option to purchase the Spokane Option Shares only by giving written notice to ValueVision of its election to exercise said Spokane Option no earlier than (a) thirty (30) days after the later to occur of (i) the Closing and (ii) the date on which FCC action on the Spokane Application has become a Final Order (the "Spokane Option Exercise Date"), and no later than (b) ninety (90) days after the Spokane Option Exercise Date (the "Spokane Option Expiration Date"). If Buyer shall not have timely exercised the Spokane Option on or before the Spokane Option Expiration Date, the Spokane Option shall automatically be and become null and void and of no further force or effect. Such notice shall specify a date not more than thirty (30) days after any necessary FCC approval shall have become a Final Order, on which the closing of the Spokane Option shall occur and Buyer shall pay to ValueVision an amount of cash, by wire transfer of immediately available funds, equal to the Exercise Price for the Spokane Option.

         3.3 Tallahassee Option Exercise. Buyer may exercise the Tallahassee Option to purchase the Tallahassee Option Shares only by giving written notice to ValueVision of its election to exercise said Tallahassee Option no earlier than (a) thirty (30) days after the later to occur of (i) the Closing and (ii) the date on which FCC action on the Tallahassee Application has become a Final Order (the "Tallahassee Option Exercise Date"), and no later than
(b) ninety (90) days after the Tallahassee Option Exercise Date (the "Tallahassee Option Expiration Date"). If Buyer shall not have timely exercised the Tallahassee Option on or before the Tallahassee Option Expiration Date, the Tallahassee Option shall automatically be and become null and void and of no further force or effect. Such notice shall specify a date not more than thirty
(30) days after any necessary FCC approval shall have become a Final Order, on which the closing of the Tallahassee Option shall occur and Buyer shall pay to ValueVision an amount of cash, by wire transfer of immediately available funds, equal to the Exercise Price for the Tallahassee Option.

          3.4 Exercise Price. The Exercise Price for the Spokane Option shall be the Fair Market Value of the Spokane Option Shares on the date Buyer gives ValueVision written notice of its election to exercise the Spokane Option. The Exercise Price for the Tallahassee Option shall be the Fair Market Value of the Tallahassee Option Shares on the date Buyer gives ValueVision written notice of its election to exercise the Tallahassee Option.

         3.5 Determination of Fair Market Value. The Fair Market Value of the Option Shares shall be determined (a) by mutual agreement of ValueVision and Buyer or (b) if no such agreement is reached, within ten (10) days of the relevant date of determination, by arbitration pursuant to Section 13.3 of this Agreement.

SECTION 4                  REPRESENTATIONS AND WARRANTIES OF SELLERS.

         Sellers, jointly and severally, represent and warrant to Buyer as follows:

         4.1 Organization, Standing, and Authority. Each of the Sellers, VVI Spokane, and VVI Tallahassee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Each Seller is duly qualified to conduct business as a foreign corporation in each state in which the nature of its business or the ownership of its assets requires it to be so qualified. Schedule 4.1 sets forth the states in which the Sellers are qualified to conduct business relevant to the ownership and operation of the Assets and the Stations. Each Seller has all requisite corporate power and authority (a) to own, lease, and use the Assets as now owned, leased, and used by it, (b) to conduct the business and operations of the Stations as now conducted, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such Seller hereunder and thereunder. In addition, ValueVision has all requisite corporate power and authority to transfer to Buyer the Shares and the Options. ValueVision owns, directly or indirectly, all of the issued and outstanding shares of each Seller (other than ValueVision), VVI Spokane and VVI Tallahassee.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by each Seller have been duly authorized by all necessary actions on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, and binding obligation of each Seller, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the governmental Consents provided for in Section 7.1 and Section 7.8 and the other Consents listed on Schedule 4.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Articles of Incorporation or By-Laws of any Seller, VVI Spokane or VVI Tallahassee; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement (including the Channel 51 Agreement), instrument, license, or permit to which any Seller, VVI Spokane or VVI Tallahassee is a party or by which any Seller, VVI Spokane or VVI Tallahassee may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature upon any of the Shares or the Assets.

         4.4      Governmental Licenses.

                  (a) Schedule 4.4(a) includes a true and complete list of the Licenses. Sellers have made available to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and the Seller designated as such on Schedule 4.4(a) is the authorized legal holder thereof. The Licenses listed on Schedule 4.4(a) comprise all licenses, permits, and other authorizations required from the FCC and, to each Seller's knowledge, from any other governmental or regulatory authority for the lawful conduct in all material respects of the business and operations of the Stations in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any unusual or special restriction or condition that could reasonably be expected to limit the full operation of the Stations as now operated. Sellers have no reason to believe that, under existing law, rules, regulations, policies, and procedures of the FCC, any of the Licenses would not be renewed by the FCC or other granting authority in the ordinary course. Except as set forth in Schedule 4.4(a), the Licenses are in full force and effect. Sellers have timely paid to the FCC all annual regulatory fees payable with respect to the FCC Licenses.

                  (b) Schedule 4.4(b) includes a true and complete list, to each Seller's knowledge, of (i) all cable television systems that carry the signals of the Stations, (ii) all retransmission consent and other similar agreements entered into by any Seller with respect to the Stations, and (iii) all cable television systems to which either Seller has delivered a must carry notice or retransmission consent notice in accordance with Section 4 of the Cable Television Consumer Protection and Competition Act of 1992 and the rules and regulations of the FCC promulgated thereunder.

         4.5 Real Property. Schedule 4.5 contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Sellers' use thereof), and all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances known to any Seller.

         4.6 Tangible Personal Property. Schedule 4.6 lists all material items of Tangible Personal Property, to the best of Sellers' knowledge without inquiry. Except as described in Schedule 4.6, one of the Sellers, as designated on Schedule 4.6, owns and has good title to each item of Tangible Personal Property and none of the Tangible Personal Property owned by any Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable.

         4.7 Assumed Contracts. Schedule 4.7 is a true and complete list of all Assumed Contracts except contracts with advertisers for production or the sale of advertising time on the Stations for cash at rates consistent with past practices and that may be canceled by Sellers without penalty on not more than thirty (30) days' notice. Sellers have delivered to Buyer true and complete copies of all written Assumed Contracts and true and complete written descriptions of all oral Assumed Contracts (including any amendments and other modifications to such Contracts). Schedule 4.7 also includes a schedule summarizing as of the date of such schedule all contracts with advertisers for production or the sale of advertising time on the Stations. Except for the need to obtain the Consents listed on Schedule 4.3, the Seller that is a party to each Assumed Contract has full legal power and authority to assign its rights under such Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of such Assumed Contract.

         4.8      Consents. Except for the governmental Consents provided for in
Section 7.1 and Section 7.8 and the other Consents described in Schedule 4.3, to each Seller's knowledge, no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required to consummate this Agreement and the transactions contemplated hereby or to permit Sellers to assign or transfer the Assets, the Shares, and the Options to Buyer.

         4.9 Intangibles. Schedule 4.9 is a true and complete list of all Intangibles (exclusive of Licenses listed in Schedule 4.4(a)) that are used in the conduct of the business and operations of the Stations as now conducted. Sellers have made available to Buyer copies of all documents establishing or evidencing the Intangibles listed on Schedule 4.9. There is no claim or action pending, or to the knowledge of any Seller threatened, relating to the Stations with respect to any actual or alleged infringement by any Seller upon any trademark, trade name, service mark, service name, copyright, patent, patent application, know-how, method, or process owned by any other Person.

         4.10 Financial Statements. Sellers have furnished Buyer with true and complete copies of the unaudited financial statements of Station KBGE-TV containing balance sheets as of January 31, 1997, and August 31, 1997, and a statement of operations for the seven (7) months ended August 31, 1997 (collectively, the "Financial Statements").

         4.11 Insurance. Schedule 4.11 is a true and complete list of all insurance policies of any Seller that insure any part of the Assets or the business of the Stations. All policies of insurance listed in Schedule 4.11 are in full force and effect.

         4.12 Reports. All reporting requirements of the FCC and, to each Seller's knowledge, any other governmental authority with respect to the Stations have been complied with by Sellers in all material respects.

         4.13 Labor Relations. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Stations. To each Seller's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Station.

         4.14 Taxes. Each Seller has filed or caused to be filed all federal, state, county, local, or city tax returns that are required to be filed with respect to the ownership and operation of the Stations. ValueVision has filed or caused to be filed all federal, state, county, local or city tax returns that are required to be filed with respect to the ownership of the shares of capital stock of VVI Spokane and VVI Tallahassee. Each Seller has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due. There are no legal, administrative, or tax proceedings pursuant to which any Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Stations or as transferee of the Shares, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from any Seller.

         4.15     Claims and Legal Actions. Except as disclosed on Schedule
4.15 and except for any FCC rulemaking proceedings generally affecting the television broadcasting industry and not particular to any Seller, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to the knowledge of any Seller threatened, against or relating to any Seller with respect to its ownership of the Shares or its ownership or operation of any Station or otherwise relating to the Shares, the Options, the Assets or the business or operations of the Stations, nor does any Seller know of any basis for the same.

         4.16 Compliance with Licenses. Each Seller has complied in all material respects with the Licenses.

         4.17 Conduct of Business in Ordinary Course. With respect to Station KBGE-TV and Channel 43, since August 31, 1997, and with respect to Channel 51, since the date of the Channel 51 Closing, the Sellers have or will have conducted the business and operations of each Station only in the ordinary course and, except as disclosed in Schedule 4.17:

                  (a) No Station has suffered any material damage, destruction, or loss affecting any assets or transferred any material assets used or useful in the conduct of the business of the Station;

                  (b) No Station has suffered any material write-down of the value of any Assets; and

                  (c) No Station has transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to any Station.

         4.18 Transactions with Affiliates. Except as set forth on Schedule 4.18, no Seller has been involved in any business arrangement or relationship relating to any Station with any Affiliate of any Seller (other than another Seller), and no Affiliate of any Seller (other than another Seller) owns any property or right, tangible or intangible, that is used in the business of the Stations.

         4.19 No Broker. Except as set forth on Schedule 4.19, no Seller has employed, nor obligated itself or Buyer to compensate, any finder, broker, advisor or similar Person in connection with the transactions contemplated by this Agreement.

         4.20 Title to Shares. ValueVision is the holder of record and owns beneficially that number of shares of the capital stock of each of VVI Spokane and VVI Tallahassee set forth on Schedule 4.20, free and clear of all liens. That number of shares of the capital stock of each of VVI Spokane and VVI Tallahassee set forth on Schedule 4.20 represents all of the issued and outstanding capital stock of each of VVI Spokane and VVI Tallahassee. ValueVision has delivered to Buyer true and complete copies of the charter and bylaws for each of VVI Spokane and VVI Tallahassee. The authorized capital structure of VVI Spokane is as follows: 10,000 shares of capital stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. The authorized capital structure of VVI Tallahassee is as follows: 10,000 shares of capital stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. At the Closing, ValueVision will deliver to Buyer good and marketable title to the Shares, free and clear of any lien, security interest, mortgage, pledge, conditional sales agreement or other encumbrance. Other than this Agreement, none of the Shares are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding.

         4.21 Delivery of Channel 51 Agreement. ValueVision has delivered to Buyer a true and complete copy of the Channel 51 Agreement. To the best knowledge of ValueVision, the representations and warranties of VVILP contained in the Channel 51 Agreement are true and correct in all material respects as of the date hereof.

         4.22 Disclaimer of Warranties. Except for the foregoing representations and warranties specifically set forth in Section 4.1 through
Section 4.21 of this Agreement and the representations and warranties in the certificate delivered by Sellers pursuant to Section 9.2(f), the Assets, the Shares, and the Options are being transferred by Sellers to Buyer on an "as-is-where-is" basis without any representation or warranty, all other representations and warranties of any kind, either express or implied, including warranties of fitness, being hereby expressly disclaimed.

SECTION 5                  REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Sellers as follows:

         5.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and, except as otherwise not required due to Sections 2.4(b)-(h), on the Closing Date, Buyer (or its wholly owned subsidiary or subsidiaries, to be designated by Buyer prior to Closing) will be duly qualified to conduct business in the States of Florida, Washington, Indiana, and Oregon. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it hereunder and thereunder.

         5.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer has been duly authorized by all necessary actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         5.3 Absence of Conflicting Agreements. Subject to obtaining the governmental Consents provided for in Section 7.1 and Section 7.8 and the other Consents listed on Schedule 5.3, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the Certificate of Incorporation or By-Laws of Buyer; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound legally, such that Buyer could not acquire the Assets, the Shares, or the Options, operate the Assets, or could not perform its obligations hereunder.

         5.4 Licensee Qualifications. To Buyer's knowledge, there is no fact that would, under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, each as in effect on the date of this Agreement, disqualify Buyer from being the licensee of any Station. Buyer has sufficient net liquid assets on hand or available from committed sources to consummate the transactions contemplated by this Agreement and to operate the Stations for three (3) months after Closing and is otherwise financially qualified under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, each as in effect on the date of this Agreement, to be the licensee of the Stations.

         5.5 No Broker. Except as set forth in Schedule 5.5, Buyer has not employed, nor obligated itself or any Seller to compensate, any finder, broker, advisor or similar Person in connection with the transactions contemplated by this Agreement.

         5.6 Investment Representation. Buyer is acquiring the Shares and the Options, and, if Buyer exercises the Options, Buyer will acquire the Option Shares, for Buyer's own account for investment and not as a nominee or agent for any other Person. Buyer does not intend to distribute or resell such securities or any part thereof in any transactions that would be in violation of the securities laws of the United States or any state thereof. Buyer is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         5.7 Acknowledgment of "As-Is-Where-Is" Sale. Buyer acknowledges and agrees that it is purchasing and accepting the Assets, the Shares, and the Options, and, if Buyer exercises the Options, will purchase and accept the Option Shares, on an "as-is-where-is" basis, except for the representations and warranties specifically set forth in Section 4.1 through Section 4.21 of this Agreement and the representations and warranties in the certificate delivered by Sellers pursuant to Section 9.2(f). To the fullest extent permitted by law, Buyer hereby unconditionally and irrevocably waives and releases any and all actual or potential claims that it might have against any Seller regarding any form of warranty, express or implied, of any kind or type, including warranties of fitness, relating to or in connection with the purchase of the Assets, the Shares and the Options, other than the representations and warranties specifically set forth in Section 4.1 through Section 4.21 of this Agreement and the representations and warranties in the certificate delivered by Sellers pursuant to Section 9.2(f). This waiver and release is, to the fullest extent permitted by law, absolute, complete, total, and unlimited in every way and includes, to the fullest extent permitted by law, a waiver and release of express warranties (other than the representations and warranties specifically set forth in Section 4.1 through Section 4.21 of this Agreement and the representations and warranties in the certificate delivered by Sellers pursuant to Section 9.2(f)), implied warranties, warranties of fitness for a particular use, warranties of merchantability, warranties of habitability, claims based on apparent or latent defects or deficiencies, whether now or hereafter existing, and strict liability rights and claims of every kind and type (including claims regarding defects that were not or are not discoverable and all other extant or later created or conceived of strict liability or strict liability-type claims and rights).

SECTION 6                  OPERATIONS OF THE STATIONS PRIOR TO CLOSING.

         Between the date of this Agreement and the Closing Date, Sellers shall comply, and ValueVision shall cause each Seller to comply, with the covenants in this Section 6 with respect to the Stations owned by Sellers:

         6.1 Generally. Except as otherwise provided in this Agreement, Sellers shall operate the Stations diligently in the ordinary course of business in accordance with past practices (except where such conduct would conflict with the following covenants or with Sellers' other obligations under this Agreement).

         6.2 Contracts. Sellers will not amend or terminate any Material Contract (or waive any material right thereunder), or enter into any contract or commitment relating to the Stations, the Assets, the Shares, or the Options or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness and obligations arising from the amendment of any existing Contract, regardless whether such Contract is a Material Contract) that will be binding on Buyer after Closing, except for (a) cash time sales agreements and production agreements made in the ordinary course of business consistent with Sellers' past practices, and (b) other contracts (excluding film or programming license agreements and trade or barter agreements) entered into in the ordinary course of business consistent with Sellers' past practices that do not involve consideration, in the aggregate, in excess of $25,000 measured at Closing. Prior to the Closing Date, Sellers shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date and shall make available to Buyer copies of such Contracts.

         6.3 Disposition of Assets. No Seller shall sell, assign, lease, or otherwise transfer or dispose of any assets that are used or useful in connection with the conduct of the business or operations of the Stations, except for (a) dispositions of assets in connection with the acquisition of replacement property of equivalent kind and value and (b) the assignment and transfer of assets and liabilities between Sellers.

         6.4 Encumbrances. No Seller shall create, assume, or permit to exist any claim, liability, security interest, mortgage, lien, pledge, condition, charge, covenant, easement, restriction, encroachment, lease, or encumbrance of any nature upon the Shares or the Assets, except for (a) liens disclosed on Schedule 4.5, Schedule 4.6 or Schedule 4.20 that will be removed prior to the Closing Date, and (b) Permitted Encumbrances.

         6.5 Licenses. No Seller shall cause or permit, by any act or failure to act, any of the Licenses required to be listed on Schedule 4.4 to expire or to be revoked, suspended, or modified, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or material adverse modification of any of the Licenses. Sellers shall use reasonable efforts to prosecute (a) any applications to any governmental authority necessary for the operation of the Stations and (b) any must-carry proceedings described on
Schedule 6.5.

         6.6 Obligations. Sellers shall pay all obligations relating to the Stations as they become due, consistent with past practices, so that all such obligations shall be current as of the Closing Date.

         6.7      Exclusivity.

                  (a) Neither any Seller nor any officer, director, representative, or agent of any Seller shall, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer relating to (A) any liquidation, dissolution, or recapitalization of any Seller, (B) any merger or consolidation of any Seller with any other Person, (C) any acquisition or purchase of securities or assets by any Person from any Seller, or (D) any similar transaction or business combination involving any Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers shall notify Buyer as soon as practicable if any Person makes any proposal with respect to any of the foregoing.

                  (b) Section 6.7(a) shall not apply to any action by any Seller or any officer, director, representative, or agent of any Seller with respect to (i) the assignment and transfer by any Seller of all its assets and liabilities to another Seller, or (ii) so long as ValueVision's ability to perform its obligations under this Agreement is not adversely affected, any recapitalization of ValueVision, any merger or consolidation of ValueVision with any other Person, or any acquisition or purchase of securities or assets (other than the Assets) by any Person from ValueVision.

         6.8      Access to Information.

                  (a) Each Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other books, records, and documents relating to the Shares and the Stations for the purpose of audit and inspection, and will furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations that Buyer may reasonably request (including any financial reports and operations reports produced with respect to the affairs and business of VVI Spokane, VVI Tallahassee and the Stations, a list of all employees of the Stations and a description of their base compensation).

                  (b) Without limiting the generality of the foregoing, Sellers shall give Buyer and its counsel, accountants, and other authorized representatives reasonable access to Sellers' financial records relating to the operations of the Stations and the Stations' employees, counsel, accountants, and other representatives for the purpose of preparing and auditing such financial statements as Buyer determines, in its reasonable judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Sellers agree to provide financial statements concerning the operations of the Stations, reviewed by Sellers' accountants, containing reasonably requested customary representations; provided, however, that the parties hereto agree that Buyer shall have no right under any circumstance to delay the Closing or terminate this Agreement on account of the information contained in any such financial statement or the inability of Sellers or their accountants in good faith to make any representation requested by Buyer. The preparation and auditing of any financial statements pursuant to this Section 6.8(b) shall be at Buyer's sole cost and expense.

         6.9 Maintenance of Assets. Sellers shall maintain all of the Assets in their condition on the date of this Agreement (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner. Sellers shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Sellers shall repair, replace, or restore the Assets to their prior condition as soon thereafter as possible, and Sellers shall use the proceeds of any claim under any property damage insurance policy or other recovery solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         6.10 Insurance. Sellers shall maintain the existing insurance policies on the Stations and the Assets.

         6.11 Consents. Sellers shall use their respective reasonable efforts to obtain all Consents, without any change in the terms or conditions of any Assumed Contract or License that could reasonably be expected to be less advantageous to Buyer than those pertaining under the Assumed Contract or License as in effect on the date of this Agreement. Sellers shall request estoppel certificates from the lessors of all leasehold and subleasehold interests included in the Real Property, consents of such lessors to the collateral assignment by Buyer to its lenders of such leasehold and subleasehold interests, and estoppel certificates of contracting parties to all Material Contracts. Sellers shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.

         6.12 Books and Records. Each Seller shall maintain its books and records relating to each Station, VVI Spokane and VVI Tallahassee in accordance with past practices.

         6.13 Notification. Sellers shall promptly notify Buyer in writing of any material change in any of the information contained in Sellers' representations and warranties contained in Section 4 of this Agreement.

         6.14 Financial Information. Sellers shall furnish to Buyer within forty-five (45) days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense and a balance sheet for and as of the end of such month for Station KBGE-TV. All financial information delivered by Sellers to Buyer pursuant to this Section shall be prepared from the books and records of Sellers in accordance with generally accepted accounting principles consistently applied, shall accurately reflect the books, records, and accounts of the Stations, shall be complete and correct in all material respects, and shall present fairly the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended.

         6.15 Compliance with Laws. Each Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership of the Shares and the ownership and operation of the Stations.

SECTION 7                  SPECIAL COVENANTS AND AGREEMENTS.

         7.1      FCC Consents.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Within five (5) business days after the date of this Agreement, Sellers and/or Buyer, as the case may be, shall (i) prepare and file with the FCC appropriate applications for all FCC Consents that may be necessary; (ii) to the extent necessary, use its best efforts to file all applications for FCC Consent necessary to consummate the Channel 51 Closing; and

(iii) unless such amendments have already been filed, file with the FCC appropriate application amendments to designate VVI Spokane as the applicant for the Spokane Application and VVI Tallahassee as the applicant for the Tallahassee Application. The parties shall prosecute the foregoing applications with all reasonable diligence and otherwise use their reasonable efforts to obtain a grant of the applications, as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent. Without limitation of the foregoing, Buyer agrees to divest any interest and terminate or modify any time brokerage or other agreement as may be required by FCC rules, regulations, and policies (now or as they may hereafter be modified) to permit Buyer to acquire the Stations.

                  (c) In accordance with Section 73.3517(a) of the FCC's rules, Buyer, at its sole expense, shall prepare and, as soon as is reasonably practicable after the date of this Agreement, shall file with the FCC a contingent Form 301 construction permit application for Station KBGE-TV (the "301 Application"). The 301 Application shall be prepared in accordance with FCC rules, regulations, and policies and sound engineering practices, and Buyer shall use its best efforts to obtain FCC approval thereof. Buyer shall also make reasonable efforts to prepare and file promptly any amendments to such 301 Application as may be requested by the FCC or as may be necessary to secure FCC approval for a site having an Acceptable Power Level.

                  (d) If Buyer's 301 Application is denied by the FCC, Buyer shall be under no further obligation to seek the approval of the FCC for a construction permit application for Station KBGE-TV; provided, however, that if Buyer or any Transferee shall file any Form 301 application that would improve the predicted coverage of Station KBGE-TV at an Acceptable Power Level within twenty (20) years of the date of this Agreement, Buyer or such Transferee shall pay to Sellers the portion of the Purchase Price payable to Sellers pursuant to
Section 2.4(a)(ii) of this Agreement within fifteen (15) business days of the date such application is granted (the "Improved Coverage Date"); and provided further that Buyer and its successors in interest hereby irrevocably and unconditionally guarantee to Sellers the obligations of any Transferee pursuant to this Section 7.1(d).

                  (e) For purposes of this Section 7.1, the requirement of an Acceptable Power Level shall be deemed to be satisfied by any grant of authority (i) of a site located within a radius of five (5) miles or less from the building currently known as Columbia SeaFirst Center, situated at 701 Fifth Avenue, Seattle, Washington (the "Seafirst Building") having an effective radiated power level of not less than 500,000 watts or (ii) of a site located more than five (5) miles from the Seafirst Building having an effective radiated power level of not less than 1,500,000 watts.

                  (f) Buyer, at its sole expense, shall prepare and within 180 days after the Closing Date or the grant of the 301 Application, whichever is later, file with the FCC the 302 Application for Station KBGE-TV.

                  (g) Time shall be deemed to be of the essence with respect to each of Buyer's obligations sets forth in this Section 7.1.

         7.2 Control of the Stations. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of any

Station; such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Sellers (or their current licensee, as the case may be) until the Closing.

         7.3      Risk of Loss.

                  (a) The risk of any loss, damage or impairment, confiscation, or condemnation of any of the Assets from any cause shall be borne by Sellers at all times prior to the completion of the Closing, except that Buyer will be required to purchase the Assets notwithstanding any such loss, damage or impairment, confiscation, or condemnation if the conditions contained in Section 8.1 to the obligations of Buyer at the Closing are nonetheless satisfied.

                  (b) In the event of any damage or destruction of the Assets described above, if the damaged or destroyed Assets have not been restored or replaced prior to the Closing Date, Sellers shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent of the costs and expenses arising in connection with such restoration and replacement.

         7.4 Confidentiality. (a) Except as necessary for the consummation of the transactions contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, including disclosure requirements of federal or state securities laws and rules and regulations of securities markets, each party will keep confidential any information obtained from any other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to any other party that furnished it with information in connection with the transactions contemplated by this Agreement all such information.

                  (b) No party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this Agreement shall prevent any party, after notification to each other party, from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         7.5 Cooperation. Each party hereto shall cooperate fully with each other party and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and the parties hereto shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, (a) Buyer shall have no obligation to expend funds to obtain any of the Consents (other than any fee payable to the FCC in connection with the filing of the applications for FCC Consents, the 301 Application, and the 302 Application, and any fee imposed by the FTC in connection with filings made pursuant to the HSR Act, in each case to the extent provided in Section 13.1, and any expenses necessary to file and prosecute successfully the 301 Application and the 302 Application), and (b) Sellers shall have no obligation to expend funds to obtain any of the Consents (other than any fee payable to the FCC in connection with the filing of the applications for FCC Consent or for the amendments to the Spokane Application and the Tallahassee Application set forth in Section 7.1(b)(iii), and any fee imposed by the FTC in connection with filings made pursuant to the HSR Act, in each case to the extent provided in
Section 13.1).

         7.6 Access to Books and Records. Each Seller shall provide Buyer access and the right to copy for a period of two (2) years from the Closing Date any books and records relating to the Shares and the Assets but not included in the Assets. Buyer shall provide Sellers access and the right to copy for a period of two (2) years after the Closing Date any books and records relating to the Assets that are included in the Assets.

         7.7      [Intentionally omitted].

         7.8 HSR Act Filing. ValueVision and Buyer agree to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, that are required in connection with the transactions contemplated hereby under the HSR Act within forty-five (45) days of the date of this Agreement; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder, and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ, any information or documents requested by the FTC or DOJ; and
(e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         7.9      [Intentionally omitted].

         7.10     [Intentionally omitted].

         7.11     [Intentionally omitted].

         7.12 Sales Tax Filings. Sellers shall continue to file state sales tax returns with respect to the Stations and, to the extent necessary, the Shares in accordance with all applicable legal requirements and shall concurrently deliver copies of all such returns to Buyer.

         7.13     Accounts Receivable.

                  (a) Collection. At the Closing, Sellers shall designate Buyer as their agent to collect any accounts receivable of Sellers in existence on the Closing Date and arising from the sale of advertising time by the Stations prior to the Closing Date (the "Stations' Receivables"). Buyer shall use reasonable efforts to collect the Stations' Receivables during the "Collection Period," which shall be the period beginning on the Closing Date and ending on the last day of the fourth calendar month beginning after the Closing Date. Buyer shall not be obligated to use any extraordinary efforts to collect any of the Stations' Receivables or to refer any of the Stations' Receivables to a collection agency or attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any of the Stations' Receivables, except with the approval of ValueVision. Sellers and their respective representatives and agents may undertake to collect any of the Stations' Receivables during the Collection Period so long as Sellers first notify and consult with Buyer concerning Sellers' proposed collection efforts.

                  (b) Payments to ValueVision. On or before the twentieth day after the end of each full calendar month during the Collection Period, Buyer shall furnish to ValueVision (i) a list of the amounts collected before the end of such month with respect to the Stations' Receivables, and (ii) the amount collected during such month with respect to the Stations' Receivables. On or before the twentieth day after the end of the Collection Period, Buyer shall furnish ValueVision with a list of all of the Stations' Receivables that remain uncollected at the end of the Collection Period.

                  (c) Further Obligations. After the expiration of the Collection Period, Buyer shall have no further obligation hereunder other than to make the payment under Section 7.13(b) and to remit to ValueVision any payments with respect to any of the Stations' Receivables that Buyer subsequently receives, and any Seller itself may act to collect any of the Stations' Receivables that remain uncollected without restriction.

         7.14 No Inconsistent Action. Between the date of this Agreement and the date on which Buyer has fulfilled all of its obligations under Sections
2.4 and 7.1 of this Agreement, no party shall take any action that is inconsistent with its obligations under this Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of any of the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Buyer shall not take any action that would disqualify Buyer from being the licensee of the Stations under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, each as in effect on the date of this Agreement, and Buyer shall further comply with its obligations set forth in Section 7.1(b) of this Agreement with respect to any future modifications in FCC rules, regulations, and policies.

         7.15 VVI Spokane and VVI Tallahassee. Between the date of this Agreement and the completion of the Closing, ValueVision shall not (a) split, combine, divide, distribute, or reclassify any shares of the capital stock of VVI Spokane or VVI Tallahassee, declare, pay, or set aside for payment any dividend or other distribution in respect of the capital stock of VVI Spokane or VVI Tallahassee, or directly or indirectly, redeem, purchase, or otherwise acquire any shares of the capital stock of VVI Spokane or VVI Tallahassee; (b) issue, sell, pledge, dispose of, encumber, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities convertible into or exercisable or exchangeable for shares of stock of any class of VVI Spokane or VVI Tallahassee (other than the issuance of certificates in replacement of lost certificates); or (c) change or amend the charter documents or bylaws of VVI Spokane or VVI Tallahassee.

         7.16 Channel 51 Agreement. ValueVision will not waive any material right relating to the Assets related to Channel 51 or the Channel 51 Agreement without the prior written consent of Buyer. ValueVision will not terminate the Channel 51 Agreement. ValueVision will not amend or modify the Channel 51 Agreement in any material respect without the prior written consent of Buyer. ValueVision shall comply with the terms of the Channel 51 Agreement and shall use commercially reasonable efforts to enforce its rights under the Channel 51 Agreement. ValueVision shall (a) as soon as practicable after the time of receipt or delivery by ValueVision, deliver to Buyer copies of all notices and other documents received or delivered by ValueVision under the Channel 51 Agreement, (b) notify Buyer promptly upon learning of any material breach or default under the Channel 51 Agreement, and
(c) notify Buyer promptly of any amendment or modification to the Channel 51 Agreement or any waiver by ValueVision of any of its rights or of any of the obligations of Television Interests Company, Inc. under the Channel 51 Agreement.

         7.17 Control of Spokane Application and Tallahassee Application Proceedings. No Seller shall transfer any assets to VVI Spokane or VVI Tallahassee, or cause VVI Spokane or VVI Tallahassee, or cause VVI Spokane or VVI Tallahassee to assume any liabilities, after the date of this Agreement unless such transfer or assumption is necessary or desirable in the reasonable judgment of ValueVision in connection with the Spokane Application or the Tallahassee Application. ValueVision shall not permit VVI Spokane or VVI Tallahassee to dismiss either such application without the consent of Buyer, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the parties hereto agree that (a) if Buyer shall acquire the VVI Spokane Shares or the Spokane Option at the Closing, Sellers shall not enter into any settlement agreement with any competing applicants for the facilities requested in the Spokane Application without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed; and (b) if Buyer shall acquire the VVI Tallahassee Shares or the Tallahassee Option at the Closing, Sellers shall not enter into any settlement agreement with any competing applicants for the facilities requested in the Tallahassee Application without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

SECTION 8                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT
                           CLOSING.

         8.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any of which (except for the grant of FCC Consents and with respect to the HSR Act) may be waived by Buyer in writing:

                  (a)      FCC Consents. Except as otherwise provided by
Section 2.4, all of the FCC Consents shall have been granted.

                  (b) Final Orders. The FCC Consents, to the extent such are granted, shall have become Final Orders.

                  (c) HSR Act. The waiting period under the HSR Act shall have expired or been terminated without action by the DOJ or the FTC to prevent the Closing.

                  (d) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyer set forth in Sections 9.2(b), (c), (e) and
(f).

                  (e) Judgments. There shall not be in effect any judgment, decree, or order that will prevent or make unlawful the Closing.

         8.2 Conditions to Obligations of Sellers. All obligations of Sellers at the Closing are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any of which (except for the requirement of FCC Consents and with respect to the HSR Act) may be waived by ValueVision in writing:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time, and Sellers shall have received a certificate, executed on behalf of Buyer by an authorized officer, to that effect.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Sellers shall have received a certificate, executed on behalf of Buyer by an authorized officer, to that effect.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 9.3.

                  (d) FCC Consents. Except as otherwise provided by Section 2.4, all of the FCC Consents shall have been granted.

                  (e) HSR Act. The waiting period under the HSR Act shall have expired or been terminated without action by the DOJ or the FTC to prevent the Closing.

                  (f) Judgments. There shall not be in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

SECTION 9                  CLOSING AND CLOSING DELIVERIES.

         9.1      Closing.

                  (a)      Closing Date.

                           (1)      Except as provided in the following sentence
or as otherwise agreed to by Buyer and ValueVision, but subject to Section 9.1(a)(2), the Closing shall take place at 10:00 a.m. on a date, to be set by Buyer on at least five (5) days' written notice to ValueVision, which shall be not later than ten (10) business days following the date upon which the last FCC Consent has become a Final Order. Except as otherwise agreed to by Buyer and ValueVision, but subject to Section 9.1(a)(2), if Buyer fails to specify the date for Closing pursuant to the preceding sentence prior to the fifth business day after the date upon which the last FCC Consent has become a Final Order, the Closing shall take place on the tenth business day after the date upon which the last FCC Consent has become a Final Order.

                           (2)      Notwithstanding Section 9.1(a)(1), if on the
date that, but for this Section 9.1(a)(2), would be the Closing Date pursuant to
Section 9.1(a)(1), the certificate provided to Buyer under Section 9.2(f) discloses, or the Buyer has notified Sellers in writing that it has determined that, any representation or warranty of Sellers contained in this Agreement is not true and complete In A Material Way, or that Sellers have failed to comply with their obligations and covenants to be performed under this Agreement In A Material Way, then (A) Sellers shall take any actions necessary or appropriate to make such representation or warranty true and complete or to comply with such obligations and covenants, and (B) the Closing shall be postponed for such period as is required to cure the conditions warranting such postponement.

                  (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC in Washington, D.C., or any other place that is agreed upon by Buyer and ValueVision.

         9.2 Deliveries by Sellers. Prior to or on the Closing Date, Sellers shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a)      [Intentionally omitted]

                  (b) Conveyancing Documents. Duly executed bills of sale, motor vehicle titles, stock certificates, stock powers, assignments, and other transfer documents that are sufficient to vest good title to all of the Assets, the Shares, and the Options in the name of Buyer, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature.

                  (c) Working Capital Payment. Any payment required to be made by Sellers pursuant to Section 2.5(d)(1).

                  (d) Estoppel Certificates and Lessor's Consents. Any estoppel certificates and consents of lessors that Sellers shall have obtained pursuant to Section 6.11.

                  (e) Consents. A manually executed copy of any instrument evidencing receipt of any Consent.

                  (f) Certificate. A certificate, dated as of the Closing Date, executed on behalf of each Seller by an authorized officer, certifying that, except as specifically stated in such certificate, (1) the representations and warranties of Sellers contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) each Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date; provided, however, that if such certificate shall disclose, or Buyer shall notify Sellers in writing prior to the Closing Date that Buyer has determined that, any representation or warranty of Sellers contained in this Agreement is not true and complete as of the Closing Date In A Material Way, or that Sellers have failed to comply with their obligations and covenants to be performed under this Agreement as of the Closing Date In A Material Way, Buyer may elect to delay the Closing until such representation or warranty is made materially true and complete or such obligation or covenant is complied with in all material respects, as the case may be, and Buyer's sole remedy hereunder shall be the remedy of specific performance to compel Sellers to make such representation or warranty materially true and complete or such obligation or covenant to be complied with in all material respects. For purposes of this Agreement, "In A Material Way" shall mean that an expenditure in excess of $100,000.00 is reasonably estimated to be required to make such representation or warranty materially true and complete or to materially comply with such obligation or covenant.

                  (g) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by any Seller in connection with its operation of the Stations and included in the Assets.

         9.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a)      Purchase Price. The Purchase Price as provided in
Section 2.4.

                  (b) Working Capital Payment. Any payment required to be made by Buyer pursuant to Section 2.5(d)(2).

                  (c) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform each Seller's obligations under the Licenses and Assumed Contracts to the extent provided in Section 2.5.

                  (d) Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an authorized officer, certifying that, except as specifically stated in such certificate, (1) the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date.

SECTION 10                 TERMINATION.

         10.1 Termination by Sellers. This Agreement may be terminated by Sellers and the purchase and sale of the Assets, the Shares, and the Options abandoned, if Sellers are not then in material default under this Agreement, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Sellers set forth in this Agreement have not been satisfied or waived in writing by Sellers.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred on or prior to November 14, 1998; provided, however, that Sellers shall not be entitled to terminate this Agreement pursuant to this Section 10.1(c) if (a) the Closing shall not have occurred on or prior to November 14, 1998, as a result of the intentional breach of this Agreement by Sellers or (b) the Closing has been postponed beyond November 14, 1998 pursuant to Section 9.1(a)(2), but only for such period as is required to cure the condition warranting such postponement.

                  (d) Breach. If Buyer is in breach in any material respect of any of its representations, warranties, or covenants under this Agreement.

                  (e) Buyer's Wrongful Failure To Close. If Buyer wrongfully fails to close the purchase and sale of the Assets, the Shares, and the Options on the Closing Date for any reason, including without limitation, Buyer's failure to use good faith efforts to satisfy the conditions to Buyer's obligations set forth in Section 8.1 or to make the deliveries required by
Section 9.3.

         10.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Shares, the Options and the Assets abandoned, if Buyer is not then in material default under this Agreement, upon written notice to Sellers, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date, any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date, any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c)      Intentionally omitted.

                  (d) Material Contracts. If Sellers shall not have obtained and delivered to Buyer, within ninety (90) days after the date of this Agreement, with respect to the Material Contracts identified as items 3-7 on
Schedule 4.7 hereto, any Consent required for the assignment to Buyer of such Material Contract, without any change in the terms or conditions of such Material Contract that could reasonably be expected to be less advantageous to Buyer than those pertaining under the Material Contract as in effect on the date of this Agreement; provided, however, that Buyer may only terminate this Agreement pursuant to this Section 10.2(d) by delivering written notice to ValueVision within seven (7) days after the end of such ninety-day period if such Consent has not been delivered to Buyer.

                  (e) Upset Date. If Closing shall not have occurred on or prior to November 14, 1998; provided, however, that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 10.2(e) if (a) the Closing shall not have occurred on or prior to November 14, 1998, as a result of the intentional breach of this Agreement by Buyer or (b) the Closing has been postponed beyond November 14, 1998 pursuant to Section 9.1(a)(2), but only for such period as is required to cure the condition warranting such postponement.

         10.3 Escrow Deposit; Rights on Termination. Simultaneously with the execution and delivery of this Agreement, Buyer has deposited with the Escrow Agent the amount of Three

Million Dollars ($3,000,000.00) in accordance with the Escrow Agreement. All funds and documents deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

                  (a) At the Closing, Buyer and ValueVision shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, to or at the direction of ValueVision.

                  (b) If this Agreement is terminated pursuant to Section 10.1(a), (b), (c) or (d) by Sellers or pursuant to Section 10.2 by Buyer, Buyer and ValueVision shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, to or at the direction of Buyer.

                  (c) If this Agreement is terminated by Sellers pursuant to Section 10.1(e), Buyer and ValueVision shall jointly instruct the Escrow Agent to promptly pay or cause to be paid to Sellers the sum of Three Million Dollars ($3,000,000.00), which amount shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Sellers by reason of such event. Any remaining amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment or funds held by the Escrow Agent shall be disbursed to or at the direction of Buyer. The parties hereto agree in advance that actual damages would be difficult to ascertain and that the sum of Three Million Dollars ($3,000,000.00) is a fair and equitable amount to reimburse Sellers for damages sustained due to such event. Nothing in this Section 10.3 shall operate to limit Sellers' rights at law or in equity with respect to any breach of this Agreement by Buyer other than Buyer's obligation to close on the Closing Date.

                  (d)      Termination of this Agreement by Buyer pursuant to
Section 10.2 shall be without liability or obligation on the part of any Seller.

         10.4 Specific Performance. The parties recognize that if any Sellers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement, which shall be Buyer's exclusive remedy hereunder. If any action is brought by Buyer to enforce this Agreement, each Seller shall waive the defense that there is an adequate remedy at law.

         10.5 No Special Damages. No party to this Agreement shall be entitled to any special, incidental, or consequential damages as a result of the breach of this Agreement by any other party to this Agreement.

SECTION 11                 INDEMNIFICATION.

         11.1 Indemnification by Sellers. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, each Seller hereby agrees, jointly and severally, to indemnify and hold Buyer and its officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse Buyer and its officers, directors, employees, and representatives for:

                  (a) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring prior the Closing Date, or resulting from any other obligations of any Seller that are not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract that is not included in the Assumed Contracts;

                  (b) Any loss, liability, obligation, or cost resulting from any agreement with any finder, broker, advisor, or similar Person retained by or on behalf of any Seller relating to the transactions contemplated by this Agreement;

                  (c) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.2 Indemnification by Buyer. After the Closing, and regardless of any investigation made at any time by or on behalf of any Seller or any information any Seller may have, Buyer hereby agrees, to indemnify and hold each Seller and its officers, directors, employees, and representatives harmless against and with respect to, and shall reimburse each Seller and its officers, directors, employees, and representatives for:

                  (a) Any and all obligations of such Seller assumed by Buyer pursuant to this Agreement;

                  (b) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations after the Closing;

                  (c) Any loss, liability, obligation, or cost resulting from any agreement with any finder, broker, advisor, or similar Person retained by or on behalf of Buyer relating to the transactions contemplated by this Agreement; and

                  (d) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.3 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, if the Indemnifying Party notifies the Claimant in writing within ten (10) days of its receipt of notice from the Claimant of the third-party claim that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party fails timely to notify the Claimant in writing that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement or if the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

SECTION 12                 [Intentionally omitted]

SECTION 13                 MISCELLANEOUS.

         13.1 Fees and Expenses. ValueVision and Buyer shall each pay one-half of any filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, or other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement, including any fees payable to the FCC in connection with the filing of the applications for FCC

Consents and the fee imposed by the FTC in connection with filings made pursuant to the HSR Act. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party.

         13.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by telecopier, by personal delivery, by commercial delivery service, or by registered or certified mail, return receipt requested, (c) deemed to have been given on the date on which the telecopy is confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, as applicable, and (d) addressed as follows:

If to any Seller:          ValueVision International, Inc.
                           6740 Shady Oak Road
                           Eden Prairie, Minnesota 55344
                           Attention: Robert L. Johander
                           Telecopier: 1-612-947-0188

With copies to:            Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                           Attention: M. Carolyn Cox
                           Telecopier: 1-202-663-6363

If to Buyer:               Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida 33401
                           Attention: Lowell W. Paxson, Chairman
                           Telecopier: 1-561-655-9424

With a copy to:            Dow, Lohnes & Albertson
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C. 20036-1802
                           Attention: John R. Feore, Jr.
                           Telecopier: 1-202-776-2222

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 13.2.

         13.3 Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Sellers and Buyer are unable to resolve by themselves shall be settled by arbitration in Washington, D.C., by a panel of three arbitrators.

Sellers and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as lawyers, accountants, brokers, and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules for large cases of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on all Sellers and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Sellers and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty (30) days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Seller or Buyer against any other party except (a) an action to compel arbitration pursuant to this Section 13.3, (b) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (c) a suit for specific performance pursuant to
Section 10.5.

         13.4 Benefit and Binding Effect. (a) No party may assign any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that (i) without the consent of any Seller, Buyer may collaterally assign its rights, interests and obligations under this Agreement to its lenders, (ii) without the consent of any Seller, Buyer may assign its rights, interests and obligations under this Agreement to a wholly owned subsidiary or subsidiaries of Buyer, and (iii) without the consent of Buyer, any Seller may assign its rights, interests and obligations under this Agreement to ValueVision in connection with the assignment of all its assets and liabilities to ValueVision. If any Seller assigns all its assets to the other or to ValueVision as contemplated by the preceding sentence and, in connection therewith, ValueVision assumes all obligations and liabilities of such Seller under this Agreement, Buyer and Sellers agree to amend this Agreement so as to eliminate such Seller as a party hereto and to reflect the assumption by ValueVision of all obligations and liabilities of Seller under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. If Buyer assigns its rights, interests and obligations under this Agreement to a wholly owned subsidiary or subsidiaries, Buyer shall contemporaneously execute in writing a guarantee of such party's or parties' obligations hereunder.

                  (b) Upon notice by either Seller or Buyer that an assignment permitted by Section 13.4(a) has occurred, the other party shall enter into an Amended and Restated Asset and Stock Purchase and Option Grant Agreement to reflect the new parties hereto as a result of such assignment; provided that the other party shall not condition its execution of such Amended and Restated Asset and Stock Purchase and Option Grant Agreement upon the modification or inclusion of any provision therein. The other party shall execute any such Amended and Restated Asset and Stock Purchase and Option Grant Agreement within two (2) business days of presentation of same by Sellers or Buyer, as the case may be, and any failure or refusal to do so shall be a material breach of this Agreement.

         13.5 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Sellers, any additional deeds, bills of sale, stock powers, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets, the Shares, and the Options to Buyer pursuant to this Agreement.

         13.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         13.7 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         13.8 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         13.9 Entire Agreement. This Agreement, the Escrow Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Sellers with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among Buyer and Sellers and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         13.10 Waiver of Compliance: Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.10.

         13.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         13.12 Survival of Representations and Warranties. The representations and warranties of the parties hereto shall be deemed to be continuing representations and warranties and shall survive the Closing and shall expire on the first anniversary of the Closing Date.

         IN WITNESS WHEREOF, this Agreement has been executed by Sellers and Buyer as of the date first written above.

                                    VALUEVISION INTERNATIONAL, INC.

                                    By: /s/ Robert L. Johander
                                       -----------------------------------------
                                    Name: Robert L. Johander
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    VVI SEATTLE, INC.

                                    By: /s/ Robert L. Johander
                                       -----------------------------------------
                                    Name: Robert L. Johander
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    VVILPTV, INC.

                                    By: /s/ Robert L. Johander
                                       -----------------------------------------
                                    Name: Robert L. Johander
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    VVI SPOKANE, INC.

                                    By: /s/ Robert L. Johander
                                       -----------------------------------------
                                    Name: Robert L. Johander
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    VVI TALLAHASSEE, INC.

                                    By: /s/ Robert L. Johander
                                       -----------------------------------------
                                    Name: Robert L. Johander
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    PAXSON COMMUNICATIONS
                                    CORPORATION

                                    By: /s/ Lowell W. Paxson
                                       -----------------------------------------
                                    Name: Lowell W. Paxson
                                         ---------------------------------------
                                    Title: Chairman
                                          --------------------------------------

                                     - 39 -